Exhibit 4.1

ITRON, INC.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

INDENTURE

Dated as of August 4, 2006

$300,000,000 Principal Amount

2.50% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2026

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10; 14.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	14.03
(c)	14.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 14.02
(d)	7.06
314(a)	4.03
(b)	N.A.
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	N.A.
(e)	14.05
(f)	N.A.
315(a)	7.01(B)
(b)	7.05; 14.02
(c)	7.01(A)
(d)	7.01(C)
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	14.01

i

Exhibit A	–	Form of Global Security
Exhibit B-1	–	Form of Legend for Global Security
Exhibit B-2	–	Form of Tax Legend
Exhibit C	–	Projected Payment Schedule
Exhibit D	–	Form of Supplemental Indenture to be delivered by the Guarantors
Exhibit E	–	Form of Guarantee

v

INDENTURE, dated as of August 4, 2006, between Itron, Inc., a Washington corporation (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 2.50% Convertible Senior Subordinated Notes due 2026 (the “Securities”).

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	DEFINITIONS.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Bid Solicitation Agent” means a Company-appointed agent that performs calculations as set forth in Article X and paragraphs 1 and 10 of the Securities.

“Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing sale price per share of Common Stock (or if no closing sale price per share of Common Stock is reported, the average of the bid and ask prices per share of Common Stock or, if more than one in either case, the average of the average bid and the average ask prices per share of Common Stock) on such date as reported by the Nasdaq Global Select Market; or (b) if the Common Stock is not then listed on the Nasdaq Global Select Market U.S. national securities exchange in which the Common Stock is listed; or (c) if not so quoted, as reported by National Quotation Bureau, Incorporated or a similar organization. In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock.

“Common Stock” means the common stock, without par value, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” or “Company Request” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Contingent Interest” has the meaning set forth in paragraph 1 of the Securities.

“Contingent Interest Measurement Period” has the meaning set forth in paragraph 1 of the Securities.

“Contingent Interest Period” has the meaning set forth in paragraph 1 of the Securities.

“Contingent Interest Trading Price” has the meaning set forth in paragraph 1 of the Securities.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be 15.3478 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.

“Corporate Trust Office” shall mean (i) with respect to the Trustee, Deutsche Bank Trust Company Americas, 60 Wall Street, NYCMS 60-2710, New York, New York, 10005-2858, Attention: Trust and Securities Services or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Securityholders.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means Indebtedness outstanding under the Senior Credit Facility and any other Senior Indebtedness of the Company that at the date of determination has an aggregate principal amount outstanding of at least $25.0 million if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is “Designated Senior Indebtedness” for purposes of this Indenture.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Existing Non-Operating Subsidiary” means each of Itron Engineering Services, Inc., EMD Holding, Inc. and Itron International, Inc.

“Guarantor” means any Subsidiary of the Company that executes a Guarantee in accordance with the terms of this Indenture and their respective successors and assigns and only for so long as such Guarantor’s Guarantee is in full force and effect and has not been released or discharged in accordance with this Indenture.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations (contingent or otherwise) of such person under interest rate swap, foreign currency exchange or similar instruments or agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Issue Date” means August 4, 2006.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change that occurs before August 1, 2011.

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day for the Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating solely to the Common Stock.

“Maturity Date” means August 1, 2026.

“Net Shares” means the shares of Common Stock, if any, that are due upon conversion pursuant to Article X.

“Obligations” means any principal, interest (including, in the case of Senior Indebtedness, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by one Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Option” means the Underwriters’ option to acquire up to $45,000,000 aggregate principal amount of additional Securities (“Additional Securities”) as provided for in the Underwriting Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or any entity similar to any of the foregoing organized under the law of other countries, or government or other agency or political subdivision thereof.

“Post-Petition Interest” means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any insolvency or liquidation proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default), specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Principal Return” means the amount of cash that is due upon conversion pursuant to Article X.

“Public Acquirer Fundamental Change” shall mean a Common Stock Change Make-Whole Fundamental Change where the acquirer (or any entity that “beneficially owns” (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the total outstanding voting power of all classes of such acquirer’s capital stock entitled to vote generally in the election of directors) has a class of common stock (the “Public Acquirer Common Stock”) that is traded on a U.S. national securities exchange or quoted on the Nasdaq Global Select Market or that will be so traded or quoted when issued or exchanged in connection with such Common Stock Change Make-Whole Fundamental Change.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“Redemption Date” means the date specified for Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” means, with respect to a Security to be redeemed by the Company in accordance with Section 3.01, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed.

“Responsible Officer” shall mean, when used with respect to the Trustee , any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, assistant secretary, associate, trust officer or any other officer of the Trustee, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

“Rights Agreement” means that certain Rights Agreement between the Company and Mellon Investor Services, LLC, as rights agent, dated December 11, 2002, as the same may be amended, supplemented or superseded.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 2.50% Convertible Senior Subordinated Notes due 2026 issued by the Company pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Senior Credit Facility” means the credit agreement, dated December 17, 2003, by and among the Company and Bear Stearns Corporate Lending Inc., as Syndication Agent and Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto, as amended by the First Amendments, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment and Eighth Amendment thereto, together with the documents now or thereafter related thereto (including, without limitation, any guarantee agreements and any security documents executed in connection therewith), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any deferral thereof or any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of increasing the amount of commitments thereunder and adding the Company or any Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

“Senior Indebtedness” means, with respect to any Person, whether outstanding on the date of this Indenture or thereafter issued, all Obligations of such Person under the Senior Credit Facility, hedging obligations of such Person and any other Indebtedness of such Person unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities or the applicable Guarantee thereof, including other obligations, such as fees, expenses, reimbursement obligations arising from letters of credit, indemnities and other obligations specified in the documents governing such Senior Indebtedness, and all renewals, extensions, modifications, amendments or refinancings thereof; provided, that in no event shall Senior Indebtedness include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary, unless and for so long as such Indebtedness has been pledged to secure Obligations to a third party; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained in the ordinary course of business; (d) Indebtedness evidenced by the Securities; (e) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person; provided that for the avoidance of doubt, Indebtedness under the Senior Credit Facility shall not be deemed expressly subordinate or junior to liens of Indebtedness permitted under the Senior Credit Facility simply by reason of the fact that such liens or Indebtedness are permitted under the Senior Credit Facility; (f) to the extent that it may constitute Indebtedness, any Obligation owing under leases (other than capital lease obligations) or management agreements; and (g) any Obligation that by operation of law is subordinate to any general unsecured Obligations.

“Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

“Subsidiary” means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the Issue Date; provided, however, that if the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs; (ii) there is no Market Disruption Event; and (iii) a closing sale price for the Common Stock is provided on the Nasdaq Global Select Market or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trading Price” means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent on behalf of the Trustee for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such date, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent on behalf of the Trustee cannot reasonably obtain at least one (1) such bid, or if, in reasonable, good faith judgment of the Board of Directors, which judgment shall be described in a Board Resolution, the bid quotation or quotations so obtained by the Bid Solicitation Agent on behalf of the Trustee are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of

Securities on such date shall be deemed to be equal to 98% of the product of (I) the Conversion Rate in effect on such date and (II) the Closing Sale Price on such date.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

“Underwriters” means UBS Securities LLC, Canaccord Adams Inc., First Albany Capital, Inc. and Wells Fargo Securities, LLC.

“Underwriting Agreement” means the Underwriting Agreement dated July 31, 2006 between the Company and the UBS Securities LLC, as representatives of the Underwriters.

“Voting Stock” of any Person means all classes of the Capital Stock of such Person ordinarily entitled to vote generally in the election of directors of such Person.

Section 1.02	OTHER DEFINITIONS.

Term	Defined in Section
“Acquirer Stock Conversion Right Adjustment”	10.14
“Acquisition of Voting Control”	3.09
“Additional Securities”	definition of “Option”
“Aggregate Amount”	10.05
“Applicable Price”	10.14
“Bankruptcy Law”	6.01
“BCF Adjustment Cap”	10.06
“BCF Make-Whole Cap”	10.14
“Business Day”	14.07
“Cash Percentage”	10.02
“Cash Percentage Notice”	10.02
“Cash Settlement Averaging Period”	10.02
“Change in Control”	3.09
“Collective Election”	10.11
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Value”	10.01
“CPDI Regulations”	13.01
“Current Market Price”	10.05
“Custodian”	6.01
“Daily Conversion Value”	10.02
“Daily Net Shares”	10.02
“Daily Principal Return”	10.02
“Daily Settlement Amount”	10.02
“Determination Date”	10.05
“Distribution Date”	10.05
“Effective Date”	10.14
“Event of Default”	6.01
“Ex Date”	10.05
“Expiration Date”	10.05
“Expiration Time”	10.05
“Fundamental Change”	3.09
“Fundamental Change Notice”	3.09
“Fundamental Change Repurchase Date”	3.09
“Fundamental Change Repurchase Price”	3.09
“Fundamental Change Repurchase Right”	3.09
“Funding Guarantor”	12.05
“Junior Securities”	11.15

Term	Defined in Section
“Global Security”	2.01
“Guarantee”	12.01
“Guaranteed Indebtedness”	4.12
“Legal Holiday”	14.07
“Listed Stock Business Combination”	3.09
“Make-Whole Applicable Increase”	10.14
“Make-Whole Conversion Period”	10.14
“Make-Whole Consideration”	10.14
“Notice of Default”	6.01
“Note Measurement Period”	10.01
“Option Purchase Date”	3.08
“Option Purchase Notice”	3.08
“Option Purchase Price”	3.08
“Participants”	2.15
“Paying Agent”	2.03
“Payment Blockage Notice”	11.02
“Payment Blockage Period”	11.02
“Physical Securities”	2.01
“Public Acquirer Common Stock”	definition of “Public Acquirer Fundamental Change”
“Purchase at Holder’s Option”	Article III
“Purchased Shares”	10.05
“Redemption”	Article III
“Reference Property”	10.11
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	Article III
“Rights”	10.05
“Settlement Amount”	10.02
“Tax Legend”	2.17
“Termination of Trading”	3.09
“Trading Price Condition”	10.01
“Underlying Shares”	10.05

Section 1.03	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder or a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any successor.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.04	RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation”;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) the term “interest” includes Contingent Interest, unless the context otherwise requires;

(viii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(ix) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

ARTICLE II.

THE SECURITIES

Section 2.01	FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements as required by law, stock exchange rule or usage, provided such notations, legends or endorsements are in form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication.

The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, registered in the name of the Depositary or a nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1 and B-2. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Global Securities exceed $300,000,000 (or $345,000,000 if the Underwriters elect to purchase all of the Additional Securities pursuant to the Option).

Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.

Section 2.02	EXECUTION AND AUTHENTICATION.

One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $300,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officer’s Certificate stating that the Underwriters have elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $45,000,000 pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officer’s Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $300,000,000 (or $345,000,000 if the Underwriters have elected to purchase all of the Additional Securities pursuant to the Option) except as provided in this Section 2.02.

If a written order of the Company pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 14.04 hereof and need not be accompanied by an Opinion of Counsel.

The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03	REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

The Company shall maintain, or shall cause to be maintained, (i) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.04	PAYING AGENT TO HOLD MONEY IN TRUST.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.05	SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee, may reasonably require, of the names and addresses of Securityholders appearing in the security register of the Registrar.

Section 2.06	TRANSFER AND EXCHANGE.

Subject to Sections 2.15 and 2.16, if Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) for a period of twenty (20) days before selecting, pursuant to Section 3.03, Securities to be redeemed or (ii) during a period beginning at the opening of business twenty (20) days before the mailing of a notice of redemption under Section 3.04 and ending at the close of business on the day of such mailing or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered pursuant to Section 3.08 or 3.09, and not withdrawn, in accordance with this Indenture, except, in the case of a partial redemption, purchase or repurchase, that portion of Securities not being redeemed or repurchased.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.10, 9.05 or 10.02, or Article III, not involving any transfer.

Section 2.07	REPLACEMENT SECURITIES.

If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company and the Trustee from any loss which any of them may suffer if such Security is replaced. The Trustee and the Company may charge such Holder for their expenses in replacing a Security.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) connected therewith.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Section 2.08	OUTSTANDING SECURITIES.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a “protected purchaser,” as that term is defined in the New York Uniform Commercial Code.

If the Paying Agent (other than the Company) holds on an Option Purchase Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Purchase at Holder’s Option, Redemption, Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option, Redemption, Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture. Notwithstanding the foregoing, a Holder shall be entitled to convert a Security on the Maturity Date, provided such Security has not been surrendered for payment upon maturity.

If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

Section 2.09	SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee the pledgee’s right to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officer’s Certificate.

Section 2.10	TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Section 2.11	CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X. All cancelled Securities held by the Trustee shall be destroyed, and certification of their destruction shall be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.

Section 2.12	DEFAULTED INTEREST.

If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen (15) calendar days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

Section 2.13	CUSIP NUMBERS.

The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14	DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, shall have segregated and shall hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be.

Section 2.15	BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company and the Trustee and any agent of the Company and the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the

Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and, in either case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

(C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(D) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.16	SPECIAL TRANSFER PROVISIONS.

Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17	RESTRICTIVE LEGENDS.

Each Global Security shall bear the legend as set forth in Exhibit B-1.

Each Global Security and Physical Security shall bear the legend (the “Tax Legend”) set forth in Exhibit B-2.

Section 2.18	RANKING.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute an unsecured senior subordinated obligation of the Company and shall be subordinate in right of payment to all of the existing and future Senior Indebtedness of the Company as provided in Article XI, equal in right of payment to all of the existing and future unsecured senior subordinated Indebtedness of the Company, and senior in right of payment to any existing or future subordinated indebtedness of the Company.

ARTICLE III.

REDEMPTION AND REPURCHASE

Redemption of the Securities, as permitted by any provision of this Indenture, shall be made:

(i) with respect to a repurchase at the Company’s option, in accordance with Sections 3.01 to 3.07 and paragraphs 6 and 7 of the Securities (a “Redemption”),

(ii) with respect to a repurchase at the Holder’s option, in accordance with Section 3.08 and paragraph 8 of the Securities (a “Purchase at Holder’s Option”) and

(iii) with respect to any repurchase upon a Fundamental Change, in accordance with Section 3.09 and paragraph 9 of the Securities (a “Repurchase Upon Fundamental Change”),

in each case in accordance with the applicable provisions of this Article III.

The Company shall comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Article III, including, to the extent applicable, complying with the provisions of Rule 13e-4 and Regulation 14E under the Exchange Act and filing a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

Section 3.01	RIGHT OF REDEMPTION.

The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after August 1, 2011, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that in no event shall any Redemption Date be a Legal Holiday; provided, further, that if the Redemption Date with respect to a Security is after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for Redemption shall receive only the Redemption Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Security at the close of business on such record date; provided, further, that the Company must make at least 10 semi-annual interest payments (including the interest payments on February 1, 2007 and August 1, 2011) in the full amount required by this Indenture with respect to the Securities prior to redeeming any Securities pursuant to this Section 3.01.

Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

Section 3.02	NOTICES TO TRUSTEE.

If the Company elects to redeem Securities pursuant to Section 3.01 and paragraph 6 of the Securities, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the mailing, in accordance with Section 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.03	SELECTION OF SECURITIES TO BE REDEEMED.

If the Company has elected to redeem less than all the Securities pursuant to Section 3.01 and paragraph 6 of the Securities, the Trustee shall, within five (5) Business Days after receiving the notice specified in Section 3.02, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part. As provided in Section 2.06, the Registrar need not register the transfer of or exchange any Security for a period of twenty (20) days before selecting, pursuant to this Section 3.03, Securities to be redeemed.

Section 3.04	NOTICE OF REDEMPTION.

At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

(i) the Redemption Date;

(ii) the Redemption Price plus, if applicable, accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

(iii) the Conversion Rate and the Conversion Price;

(iv) the names and addresses of the Paying Agent and the Conversion Agent;

(v) that the right to convert the Securities called for Redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as provided in this Indenture upon Redemption;

(vi) that Holders who want to convert Securities must satisfy the requirements of Article X;

(vii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

(viii) that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption;

(ix) that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption (including, where the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the amounts due hereunder on such Securities upon Redemption (and the rights of the Holder(s) of record of such Securities to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date); and

(x) the CUSIP number or numbers, as the case may be, of the Securities.

The right, pursuant to Article X, to convert Securities called for Redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail the notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

Section 3.05	EFFECT OF NOTICE OF REDEMPTION.

Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the specified Redemption Price (together with accrued and unpaid interest, if any, payable as provided herein) and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive such consideration upon surrender of such Securities to the Paying Agent.

If any Security shall not be fully and duly paid in accordance herewith upon Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of Redemption specified in Section 3.04) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon Redemption). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an Event of Default.

Section 3.06	DEPOSIT OF REDEMPTION PRICE.

Prior to 11:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, shall have segregated and shall hold in trust in accordance with Section 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption with respect to all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

Section 3.07	SECURITIES REDEEMED IN PART.

Any Security to be submitted for Redemption only in part shall be delivered pursuant to Section 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing with a medallion guarantee), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination(s) as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

Section 3.08	PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

(A) At the option of the Holder thereof, Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to this Section 3.08 and paragraph 8 of the Securities on August 1, 2011, August 1, 2016 and August 1, 2021 (each, an “Option Purchase Date”), at a purchase price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased (the “Option Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date (provided, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding such Option Purchase Date and the Holder surrendering such Security for purchase shall receive only the Option Purchase Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Security at the close of business on such record date), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, by such Holder, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate number(s) of the Securities which the Holder will deliver to be purchased, if such Securities are in certificated form;

(b) the principal amount of Securities to be purchased, which must be $1,000 or an integral multiple thereof; and

(c) that such principal amount of Securities are to be purchased as of the applicable Option Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Securities and Section 3.08 of this Indenture; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option (provided, however, that the Holder of record of such Securities on the record date immediately preceding such Option Purchase Date need not surrender such Securities in order to be entitled to receive, on the Option Purchase Date, the accrued and unpaid interest due thereon).

If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.08(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.08(B)(vii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) The Company shall give notice (the “Option Purchase Notice”) on a date not less than twenty (20) Business Days prior to each Option Purchase Date to each Holder at its address shown in the register of the Registrar and to each beneficial owner as required by applicable law. Such notice shall state:

(i) the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date and the Conversion Rate;

(ii) the Conversion Rate then applicable to the Securities;

(iii) the names and addresses of the Paying Agent and the Conversion Agent;

(iv) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.08 or if there shall be a Default in the payment of such Option Purchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

(v) that Securities (together with any necessary endorsements) must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus (if such Holder was the Holder of record of the applicable Security at the close of business on the record date immediately preceding the Option Purchase Date) accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

(vi) that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the third Business Day after the later of such Option Purchase Date or the time of delivery of the Security as described in clause (v) above; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding such Option Purchase Date;

(vii) the procedures the Holder must follow to exercise rights under this Section 3.08 (including the name and address of the Paying Agent) and a brief description of those rights;

(viii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (with confirmation of good transmission thereof) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.08, which amount must be $1,000 or an integral multiple thereof;

(ix) that on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), interest on Securities subject to Purchase at Holder’s Option will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Purchase at Holder’s Option; and

(x) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Option Purchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Purchase Notice shall be prepared by the Company.

No failure of the Company to give an Option Purchase Notice shall limit any Holder’s right pursuant hereto to exercise its rights to require the Company to purchase such Holder’s Securities pursuant to a Purchase at Holder’s Option.

(C) Subject to the provisions of this Section 3.08, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, with respect to each Security subject to Purchase at Holder’s Option to the Holder thereof as promptly as practicable, but in no event later than the third (3rd) Business Day after the later of the applicable Option Purchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding such Option Purchase Date.

(D) Prior to 11:00 A.M., New York City time on the applicable Option Purchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, shall have segregated and shall hold in trust in accordance with Section 2.04) money, in funds immediately available on the applicable Option Purchase Date, sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, with respect to all of the Securities that are to be purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E) Once the Purchase Notice has been duly delivered in accordance with this Section 3.08, the Securities to be purchased pursuant to the Purchase at Holder’s Option shall, on the applicable Option Purchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Option Purchase Price (together with accrued and unpaid interest, if any, payable as provided herein).

(F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.08 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.08 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option.

(G) If any Security subject to Purchase at Holder’s Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

(H) Any Security which is to be submitted for Purchase at Holder’s Option only in part shall be delivered pursuant to this Section 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Purchase at Holder’s Option.

(I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option or a Default arising from the Company’s failure to provide the applicable Option Purchase Notice). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of such consideration or arising from the Company’s failure to provide the applicable Option Purchase Notice).

Section 3.09	REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

(A) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the

Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.09(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase shall receive only the Fundamental Change Repurchase Price and shall not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;

(b) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in paragraph 9 of the Securities and Section 3.09 of this Indenture; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised.

If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.09(B)(xi).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Fundamental Change Notice.

Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the date by which the Fundamental Change Repurchase Right must be exercised;

(v) the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that, in order to exercise the Fundamental Change Repurchase Right, the Securities (together with all necessary endorsements) must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

(ix) that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than the third (3rd) Business Day after the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase shall receive only the Fundamental Change Repurchase Price and shall not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

(x) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a record date for the payment of an installment of interest and on or before the related interest payment date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

(xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be $1,000 or an integral multiple thereof;

(xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

(xiv) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(C) Subject to the provisions of this Section 3.09, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the third (3rd) Business Day after the later of the Fundamental Change Repurchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase shall receive only the Fundamental Change Repurchase Price and shall not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

(D) Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, shall have segregated and shall hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change with respect to all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.09, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a record date for the payment of an installment of interest and on or before the related interest payment date, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

(F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.09 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

(G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

(H) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change or a Default arising from the Company’s failure to provide the applicable Fundamental Change Notice). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of such consideration or arising from the Company’s failure to provide the applicable Fundamental Change Notice).

(J) As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

(i) A “Change in Control” shall be deemed to have occurred at such time as:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of the Company’s Voting Stock (such an event, an “Acquisition of Voting Control”); or

(b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:

(1) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(2) both of the following conditions are satisfied (a transaction that satisfies both of the conditions set forth in this clause (2), a “Listed Stock Business Combination”): (x) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on the Nasdaq Global Select Market (or which will be so traded or quoted when issued or exchanged in connection with such consolidation or merger), and, (y) as a result of such consolidation or merger, the Securities become convertible into cash and the Daily Share Amount, if any, which shall be payable at our option in cash, shares of such common stock and associated rights or a combination thereof; or

(d) the following persons cease for any reason to constitute a majority of the Board of Directors:

(1) individuals who on the Issue Date constituted the Board of Directors; and

(2) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(e) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

(ii) A “Termination of Trading” shall be deemed to occur if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

ARTICLE IV.

COVENANTS

Section 4.01	PAYMENT OF SECURITIES.

The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The

Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case of a Security that is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Section 4.02	MAINTENANCE OF OFFICE OR AGENCY.

The Company shall maintain, or cause to be maintained, in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the applicable Corporate Trust Office of the Trustee. The Company shall maintain, or cause to be maintained, in the Borough of Manhattan, the City of New York, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

Section 4.03	ANNUAL REPORTS.

The Company shall comply with the provisions of TIA § 314(a), including but not limited to, furnishing to the Trustee copies of the Company’s annual report to shareholders, containing audited financial statements and any other financial reports the Company furnishes to its shareholders.

Section 4.04	COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, certificate of two (2) or more Officers, in the form required by Section 14.05 stating whether or not the signatories to such certificate have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.

Section 4.05	STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06	CORPORATE EXISTENCE.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

Section 4.07	NOTICE OF DEFAULT.

Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

Section 4.08	LIMITATION ON LAYERING.

The Company shall not incur any Indebtedness that is contractually senior in right of payment to the Securities and contractually subordinate in right of payment to any other Indebtedness of the Company. No Guarantor shall incur any Indebtedness that is contractually senior in right of payment to the Guarantee of such Guarantor and contractually subordinate in right of payment to any other Indebtedness of such Guarantor.

Section 4.09	FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10	PAYMENT OF TAXES AND OTHER CLAIMS.

The Company shall pay or discharge, or cause to be paid or discharged, before the same may become delinquent, all taxes, assessments, and governmental charges required to be paid by the Company or any Significant Subsidiary and all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Indenture; provided that, the Company, or the relevant Significant Subsidiary, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, or charge if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.11	LIMITATIONS ON EXISTING NON-GUARANTOR SUBSIDIARIES

The Company covenants that for so long as any Securities are outstanding the Existing Non-Operating Subsidiaries, individually or in the aggregate, shall not have any material operations or conduct any material business and shall not have any assets except for the assets that such Existing Non-Operating Subsidiary has on the Issue Date.

Section 4.12	LIMITATIONS OF ISSUANCES OF GUARANTEES OF SENIOR SUBORDINATED INDEBTEDNESS

(A) If any Subsidiary formed or acquired after the Issue Date shall guarantee the Company’s 7.75% Senior Subordinated Notes due 2012 or any other senior subordinated Indebtedness of the Company (“Guaranteed Indebtedness”), then such Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture substantially in form included in Exhibit D hereto pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Securities and this Indenture, (ii) execute and deliver to the Trustee a Guarantee in accordance with Section 12.01 and (iii) upon the Trustee’s written request, deliver to the Trustee an Opinion of Counsel that, subject to customary qualifications such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. In addition, the Company may, at its option, cause any Subsidiary to guarantee all of the Company’s Obligations under the Securities and this Indenture.

(B) Notwithstanding the foregoing, any guarantee by a Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged (i) upon any sale or other disposition of that Guarantor or all of substantially all of the assets of that Guarantor (including by way of merger or consolidation or any sale of all of the Capital Stock of that Guarantor) to a Person that is not the Company or a Subsidiary of the Company; and (ii) at such time as such Guarantor’s guarantee of such Guaranteed Indebtedness is released or discharged, or at the Company’s option, if the Guarantor is not a guarantor of the Company’s 7.75% Senior Subordinated Notes due 2012 or any other senior subordinated Indebtedness of the Company.

ARTICLE V.

SUCCESSORS

Section 5.01	WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (iii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

Section 5.02	SUCCESSOR SUBSTITUTED.

Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.01	EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(i) the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder’s Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

(ii) the Company fails to pay an installment of interest (including, without limitation, Contingent Interest if any) on any Security when due, if such failure continues for thirty (30) days after the date when due;

(iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

(iv) the Company fails to timely provide a Fundamental Change Notice or an Option Purchase Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 10.14(D);

(v) the Company or any Guarantor fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

(vi) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of twenty-five million dollars ($25,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within sixty (60) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(vii) the Company or any of its Subsidiaries fails, within sixty (60) days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds twenty-five million dollars ($25,000,000), which are not stayed on appeal;

(viii) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its obligations under its Guarantee;

(ix) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(d) makes a general assignment for the benefit of its creditors; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(b) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(c) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (a), (b) and (c) of this Section 6.01(x), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Section 6.02	ACCELERATION.

If an Event of Default (excluding an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company (but including an Event of Default specified in Section 6.01(ix) or (x) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest (including any Contingent Interest and additional interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(ix) or (x) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(ix) or (x) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest (including, without limitation, any Contingent Interest) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest (including, without limitation, Contingent Interest) that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

Section 6.03	OTHER REMEDIES.

Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, and a Responsible Officer of the Trustee has actual knowledge of such Event of Default, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

Section 6.04	WAIVER OF PAST DEFAULTS.

Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest (including without limitation Contingent Interest, if any) on any Security, or in the payment of the Redemption Price, the Option Purchase Price or the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture. This Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and, as permitted by the TIA, TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

Section 6.05	CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and, as permitted by the TIA, TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture.

Section 6.06	LIMITATION ON SUITS.

Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;

(iv) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

(v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.07	RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08	COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensate expenses, disbursements and advances of the Trustee; its agents and counsel.

Section 6.09	TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	PRIORITIES.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.07;

Second:	to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Section 6.11	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

ARTICLE VII.

TRUSTEE

Section 7.01	DUTIES OF TRUSTEE.

(A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B) The Trustee, except during the continuance of an Event of Default:

(i) need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer thereof, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall be not liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	RIGHTS OF TRUSTEE.

(A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours of the Company to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. No such Officer’s Certificate or Opinion of Counsel shall be at the expense of the Trustee.

(C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E) The Trustee may act through agents or attorneys, and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G) The Trustee (except with respect to Section 6.01) shall not have any duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of a Default, Event of Default, Fundamental Change, Make-Whole Fundamental Change or Public Acquirer Fundamental Change except any Default, Event of Default, Fundamental Change, Make-Whole Fundamental Change or Public Acquirer Fundamental Change of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Except as otherwise provided herein, the Trustee may, in the absence of such actual knowledge or receipt of such written notification, conclusively assume that there is no Default, Event of Default, Fundamental Change, Make-Whole Fundamental Change or Public Acquirer Fundamental Change. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the receipt by the Trustee of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which each of the Trustee is entitled to rely on Officer’s Certificates).

(H) The Trustee shall not be under any obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee, security or indemnity reasonably satisfactory to the Trustee, as applicable, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(J) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(K) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or reasonably adequate indemnity against such risk or liability is not assured to it.

(L) The Trustee shall not have any duty (i) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance.

(M) The rights of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable other than for its negligence or willful misconduct in the performance of such act.

(N) The Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

Section 7.03	INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04	DISCLAIMER OF THE TRUSTEE.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05	NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Section 7.06	REPORTS BY TRUSTEE TO HOLDERS.

Within sixty (60) days after each May 15, beginning with May 15, 2007, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such May 15 that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b) and TIA § 313(d).

A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

Section 7.07	COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by them pursuant to, and in accordance with, any provision hereof. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the agents and counsel of the Trustee.

The Company shall indemnify the Trustee and any of its officers, directors, employees, representatives and agents against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the negligence, bad faith or willful misconduct of the Trustee.

Notwithstanding anything herein to the contrary, to the extent permitted by the TIA, in no event shall the Trustee be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, without limitation, lost profits), even if the Trustee has been advised of the likelihood of such losses or damages and regardless of the form of action.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08	REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon such successor’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company in writing thirty (30) Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee, for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee may, at the Company’s expense, and the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Each successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.07.

Section 7.09	SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee if such successor corporation is otherwise eligible hereunder.

Section 7.10	ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder, which (A) is an entity organized and doing business under the laws of the United States of America or of any state thereof, (B) is authorized under such laws to exercise corporate trustee power, (C) is subject to supervision or examination by federal or state authorities and (D) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

Section 7.11	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII.

DISCHARGE OF INDENTURE

Section 8.01	TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

This Indenture and the Guarantees (if any), shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Purchase at Holder’s Option, Redemption or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash in money of the United States that at the time of payment is legal tender for payment of public and private debts, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) on the Maturity Date or an Option Purchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the

Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 2.12, 2.15, 2.16, 2.17, 3.05, 3.08, 3.09, 4.01, 4.02, 4.05, 4.06, 7.07 and 7.08 and Articles VIII, X, XI and XII shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

Section 8.02	APPLICATION OF TRUST MONEY.

The Trustee or Paying Agent, as applicable, shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture, subject to Article XI, to the payment of amounts due on the Securities.

Section 8.03	REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest or Contingent Interest on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (in no event later than five (5) days after the Company requests repayment pursuant to this Section 8.03), at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.04	REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors, if any, under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENTS

Section 9.01	WITHOUT CONSENT OF HOLDERS.

The Company, with the consent of the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(i) to comply with Section 10.11 and, in accordance with Section 10.14(E), to give effect to an election, pursuant to such Section 10.14(E), by the Company to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change;

(ii) to make adjustments in accordance with this Indenture to the right to convert the Securities upon certain reclassifications or changes in the Common Stock and certain consolidation mergers and binding share exchanges upon the sale, transfer, lease, conveyance or other disposition of all or substantially all the Company’s property or assets.

(iii) to secure the obligations of the Company in respect of the Securities;

(iv) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

(v) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(vi) to evidence the assumption of the Company’s or any Guarantor’s Obligations under this Indenture, the Securities or any Guarantees, as the case may be, by a successor upon the Company’s or any Guarantor’s consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s or any Guarantor’s property or assets in accordance with this Indenture; and

(vii) to evidence the release of any Guarantor permitted to be released under the terms of this Indenture or to evidence the addition of any new Guarantor.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

Section 9.02	WITH CONSENT OF HOLDERS.

The Company, with the consent of the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the principal of, or the payment date of any installment of interest (including Contingent Interest, if any) on, any Security;

(b) reduce the principal amount of, or any premium or interest (including Contingent Interest, if any) on, any Security;

(c) change the place, manner or currency of payment of principal of, or any premium or interest (including Contingent Interest, if any) on, any Security;

(d) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

(e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to purchase Securities on an

Option Purchase Date or to repurchase Securities upon the occurrence of a Fundamental Change;

(f) modify the provisions of Section 2.18 or Article XI in a manner adverse to Holders;

(g) adversely affect the right of Holders to convert Securities in accordance with Article X;

(h) release any Guarantor from any of its Obligations under such Guarantor’s Guarantee or this Indenture, other than as permitted by this Indenture;

(i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(j) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

(k) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03	COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04	REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Nothing in this Section 9.04 shall impair the Company’s rights pursuant Section 9.01 to amend this Indenture or the Securities without the consent of any Securityholder in the manner set forth in, and permitted by, such Section 9.01.

Section 9.05	NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.06	TRUSTEE PROTECTED.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the rights, duties, liabilities or immunities of the Trustee. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

Section 9.07	EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.04, every Holder of Securities shall be bound thereby.

ARTICLE X.

CONVERSION

Section 10.01	CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.

(A) Subject to the provisions of Article III, the Securities shall be convertible into cash or, at the Company’s option, cash and shares of Common Stock in accordance with this Article X and as set forth below if any of the following conditions are satisfied:

(i) Conversion Based on Closing Sale Price of Common Stock. The Securities may be surrendered for conversion into cash or, at the Company’s option, cash and shares of Common Stock on any Business Day of a calendar quarter after the calendar quarter ending September 30, 2006, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty percent (120%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i), the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

(ii) Conversion Upon Satisfaction of Trading Price Condition. The Securities may be surrendered for conversion into cash or, at the Company’s option, cash and shares of Common Stock during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety eight percent (98%) of the average Conversion Value (as defined below) during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety eight percent (98%) of the Conversion Value. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

(iii) Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to Section 3.01 and paragraph 6 of the Securities may be surrendered for conversion into cash or, at the Company’s option, cash and shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the Business Day immediately preceding the Redemption Date.

(iv) Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(b), 10.05(c), 10.05(d) or 10.05(e), the Securities may be surrendered for conversion into cash or, at the Company’s option, cash and shares of Common Stock beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 (or, if earlier, the date the Company is required under this Indenture to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in Section 10.05(g)) of the applicable transaction or until the Company announces that such transaction will not take place.

(v) Conversion Upon Occurrence of Certain Corporate Transactions. If either:

(a) a Fundamental Change or a Make-Whole Fundamental Change occurs; or

(b) the Company is a party to a consolidation, merger or binding share exchange, sale of all or substantially all of the Company’s properties and assets or other similar transaction, in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, the Securities may be surrendered for conversion into cash or, at the Company’s option, cash and shares of Common Stock at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.01(C)) and ends on, and includes, the date that is thirty (30) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion into cash or, at the Company’s option, cash and shares of Common Stock at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

(vi) Conversion on or after August 1, 2024 and at any time from July 1, 2011 to August 1, 2011. The Securities may be surrendered for conversion into cash or, at the Company’s option, cash and shares of Common Stock at any time on or after August 1, 2024 and at any time from, and including, July 1, 2011 to, and including, August 1, 2011.

(B) The initial Conversion Rate shall be 15.3478 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.05 through 10.14.

(C) Whenever any event described in Section 10.01 shall occur which shall cause the Securities to become convertible as provided in this Article X, the Company shall promptly deliver, in accordance with Section 14.02, written notice of the convertibility of the Securities to the Trustee, the Conversion Agent and each Holder and shall, as soon practicable, but in no event later than the open of business on the second Business Day following the date the Securities shall become convertible as provided in this Article X as a result of such event, publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Securities have become convertible. Such written notice, public announcement and publication shall include:

(i) a description of such event;

(ii) a description of the periods during which the Securities shall be convertible as provided in this Article X as a result of such event;

(iii) the anticipated effective date of such event, if applicable; and

(iv) the procedures Holders must follow to convert their notes in accordance with this Article X, including the name and address of the Conversion Agent.

(D) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 10.02	CONVERSION PROCEDURE AND PAYMENT UPON CONVERSION.

(A) To convert a Security, a Holder must satisfy the requirements of paragraph 10 of the Securities or to convert interests in a Global Security, the Holder must comply with the applicable procedures of the Depository. Upon conversion of a Holder’s Security, the Company shall deliver, through the Conversion Agent, to such converting Holder a settlement amount, per $1,000 principal amount of Securities being converted, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Cash Settlement Averaging Period (the “Settlement Amount”).

The “Daily Settlement Amount” for each of the 20 Trading Days during the Cash Settlement Averaging Period shall consist of (i) the Daily Principal Return and (ii) the Daily Net Shares; provided, however, that the Company shall not issue fractional shares of Common Stock and shall instead deliver cash (in addition to any other consideration payable upon such conversion) in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price per share of Common Stock on the Conversion Date of such conversion.

The Company shall deliver such Settlement Amount as soon as practicable following the date (the “Conversion Date”) on which such Holder satisfies all the requirements for such conversion specified in paragraph 10 of the Securities, but in no event more than three (3) Business Days after the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; provided, however, that any Make-Whole Consideration payable pursuant to Section 10.14 shall be delivered by the Company within the time period specified in Section 10.14.

(B) “Cash Settlement Averaging Period” shall mean, with respect to a Security that is tendered for conversion in accordance with this Article X, the twenty (20) consecutive Trading-Day period that begins on, and includes, the second (2nd) Trading Day after the day such Security is tendered for such conversion.

“Daily Principal Return” shall mean, with respect to a Trading Day, the lesser of fifty dollars ($50) and the Daily Conversion Value for such Trading Day.

“Daily Conversion Value” shall mean, with respect to a Trading Day, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Closing Sale Price per share of Common Stock on such Trading Day.

“Daily Net Shares” shall mean, with respect to a Trading Day, an amount equal to the following: (i) if the Daily Conversion Value for such Trading Day is equal to or lesser than fifty dollars ($50), then the Daily Net Shares with respect to such Trading Day shall mean an amount equal to zero (0); and (ii) if the Daily Conversion Value for such Trading Day exceeds fifty dollars ($50), then the Daily Net Shares with respect to such Trading Day shall mean a fraction (a) whose numerator is the excess of such Daily Conversion Value over fifty dollars ($50) and (b) whose denominator is the Closing Sale Price per share of Common Stock on such Trading Day.

(C) On and after the Conversion Date of a Security, the person in whose name any certificate representing Net Shares, if any, is to be registered shall be treated as a stockholder of record of the Company, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of Securities is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock (to the extent such Securities are convertible into Shares of Common Stock) or is deemed to be a stockholder of record of the Company, as provided in this Section 10.02(C).

(D) Except as provided in the Securities or in this Article X, no payment or adjustment will be made for accrued interest or Contingent Interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required if such Security is called for Redemption pursuant to Section 3.04 and paragraphs 6 and 7 of the Securities or if the Holder converts pursuant to a Fundamental Change and the Company has specified a Redemption Date or a Fundamental Change Repurchase Date, as applicable, in either case that is after a record date and on or prior to the related interest payment date; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 or otherwise (it being understood that nothing in this Section 10.02(D) shall affect the Company’s obligations under Section 2.12).

(E) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(F) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(G) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

(H) The Company may elect to pay cash to the Holders surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to this Article X. In such event, on any day prior to the first Trading Day of the applicable Cash Settlement Averaging Period, the Company shall specify a percentage of the Daily Share Amount that shall be settled in cash (the “Cash Percentage”) and the amount of cash that the Company shall pay in respect of each Trading Day in the applicable Observation Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Closing Sale Price of the Common Stock for such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in this clause (3) shall be the cash price per share received by holders of the Common Stock in such Fundamental Change). The number of shares of Common Stock that the Company shall deliver in respect of each Trading Day in the applicable Cash Settlement Averaging Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. Upon making a determination that a percentage of the Daily Share Amount will be settled in cash, the Company shall promptly notify Holders of such Cash Percentage by notifying the Trustee (the “Cash Percentage Notice”). If the Company does not specify a Cash Percentage by the close of business on the Trading Day prior to the scheduled first Trading Day of the applicable Cash Settlement Averaging Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Cash Settlement Averaging Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Securities. The Company at its option, may revoke any Cash Percentage Notice by notifying the Trustee; provided, that the Company shall revoke such notice by the close of business on the Trading Day prior to the scheduled first Trading Day of the applicable Cash Settlement Averaging Period.

Section 10.03	TAXES ON CONVERSION.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

The Company agrees, and each Holder is deemed to agree, that delivery to such Holder of the full number of shares of Common Stock into which each Security is convertible, together with any cash payment of such Holder’s fractional shares or otherwise in accordance with Section 10.02, will be treated as a contingent payment (in an amount equal to the sum of the then Fair Market Value of such Common Stock and such cash payment, if any) on the Securities for purposes of the CPDI Regulations governing contingent payment debt obligations.

Section 10.04	COMPANY TO PROVIDE STOCK.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities. The shares of Common Stock, if any, due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary’s customary practices.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

Section 10.05	ADJUSTMENT OF CONVERSION RATE.

The Conversion Rate shall be subject to adjustment from time to time as follows:

(a) in case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination by the number of shares of Common Stock which a person who owns only one share of Common Stock immediately before the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Any adjustment made pursuant to this Section 10.05(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) in case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the Current Market Price (as determined pursuant to Section 10.05(g)) per share of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding at the close of business on such record date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding at the close of business on such record date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock; provided, however, no adjustment shall be made pursuant to this Section 10.05(b) solely by reason of a distribution of rights pursuant to a shareholders’ rights plan, provided the Company has complied with the provisions of Section 10.13 with respect to such shareholders’ rights plan and distribution. Such increase shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(b).

(c) in case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company or any existing or future Subsidiary (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 10.05(d) or 10.05(e)), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.05(b)), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of Common Stock (as determined pursuant to Section 10.05(g)) on such record date and (B) the denominator shall be an amount equal to (I) such Current Market Price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount, per $1,000 principal amount of such Securities, of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that a person that owns, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date would have received as a result of such dividend or distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.05(b)) (collectively, “Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 10.05(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to any consideration otherwise payable as herein provided upon such conversion, a number of Rights, per $1,000 principal amount of such Security, to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the “Distribution Date”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date (or, in the event such distribution is pursuant to a shareholders’ rights plan, equal to the number of Net Shares that would be issuable in accordance herewith if such Security were surrendered for conversion immediately before the close of business on such record date) would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Distribution Date (or, in the event such distribution is pursuant to a shareholders’ rights plan, equal to the number of Net Shares that would be issuable in accordance herewith if such Security were surrendered for conversion immediately before the close of business on the Business Day immediately preceding the Distribution Date) would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. Any distribution of rights or warrants pursuant to a shareholders’ rights plan complying with the requirements set forth in the preceding sentence of this paragraph and with Section 10.13 shall not constitute a distribution of rights or warrants pursuant to this Section 10.05(c). In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(c).

(d) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 10.05(e)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such distribution by a fraction (A) whose numerator shall be the Current Market Price per share of Common Stock (as determined pursuant to Section 10.05(g)) on such record date and (B) whose denominator shall be an amount equal to (I) such Current Market Price per share of Common Stock less (II) the amount of the distribution per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 10.05(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than one cent ($0.01) (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution), to account for stock splits and combinations, stock dividends, reclassifications and similar events); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01) (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Conversion Rate pursuant to this Section 10.05(d) shall become effective immediately prior to the opening of business on the day immediately following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(d).

(e) In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the current market price per share of Common Stock (as determined pursuant to Section 10.05(g)) on the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Current Market Price per share of Common Stock (as determined pursuant to Section 10.05(g)) on the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) the Current Market Price per share of Common Stock on the Expiration Date.

An increase, if any, to the Conversion Rate pursuant to this Section 10.05(e) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(e).

(f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and the continued listing requirements of the Nasdaq Global Select Market, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be permitted by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and the Conversion Agent and shall mail notice of such increase to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(g) For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 10.05, the current market price per share of Common Stock (the

“Current Market Price”) on the date fixed for determination of the stockholders entitled to receive the issuance or distribution requiring such computation (the “Determination Date”) shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, and including, the earlier of the Determination Date and the Ex Date with respect to such issuance or distribution, and, for the purpose of any computation under Section 10.05(e), the current market price per share of Common Stock on the Expiration Date for the tender offer or exchange offer requiring such computation shall be deemed to be the average of the Closing Sale Price for the ten (10) consecutive Trading Days immediately preceding, and including, the Expiration Date; provided, however, that such Current Market Price per share of Common Stock shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such Current Market Price becomes effective.

The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

Section 10.06	NO ADJUSTMENT.

Notwithstanding anything to the contrary in Section 10.05, no adjustment in the Conversion Rate pursuant to Section 10.05 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if the Company shall mail a notice of Redemption pursuant to Section 3.04, or if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Securities shall become convertible pursuant to Section 10.01(A)(iv) or Section 10.01(A)(v), then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided, further, that the Company shall make such carried forward adjustments regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, and upon maturity. All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section 10.05 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 10.05 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 10.05 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

No adjustment to the Conversion Rate need be made pursuant to Section 10.05 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction (which determination shall be described in a Board Resolution).

Notwithstanding anything herein to the contrary, in no event shall the Conversion Rate be increased pursuant to Section 10.05(b), Section 10.05(c), Section 10.05(d) or Section 10.05(e) to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 21.4869 shares per $1,000 principal amount (the “BCF Adjustment Cap”); provided, however, that the BCF Adjustment Cap shall be adjusted in the same manner in which the Conversion Rate is to be adjusted pursuant to this Article X for stock splits and combinations, stock dividends, reclassifications and similar events.

Section 10.07	OTHER ADJUSTMENTS.

In the event that, as a result of an adjustment made pursuant to Section 10.05 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

Section 10.08	ADJUSTMENTS FOR TAX PURPOSES.

Except as prohibited by law the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.05 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.

Section 10.09	NOTICE OF ADJUSTMENT.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee and the Conversion Agent an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 10.10	NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(1)	the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2)	the Company takes any action that would require a supplemental indenture pursuant to Section 10.11, or

(3)	there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books, and the Trustee and the Conversion Agent, a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.10. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.10.

Section 10.11	EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

Except as provided in Section 10.14(E), if any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company or consummation of a similar transaction, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article X) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance, disposition or similar transaction by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance, disposition or similar transaction (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Principal Return payable hereunder upon conversion of such Security shall continue to be payable in cash, the Daily Conversion Value and Daily Net Shares shall be calculated based on the fair value of the Reference Property instead of the Closing Sale Price per share of Common Stock and the Daily Share Amount shall be payable, at the Company’s option in cash, Reference Property or a combination thereof pursuant to the procedures set forth in Section 10.02(H). If holders of Common Stock shall have the opportunity to elect (the “Collective Election”) the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. Such Collective Election shall be determined based on the weighted average of the elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, and shall be conducted in such a manner as to be completed by the close of business on the actual effective date of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 10.05(c), Section 10.05(b) or Section 10.13, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board

Resolution). The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee and the Conversion Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

Section 10.12	DISCLAIMER OF THE TRUSTEE AND THE CONVERSION AGENT.

Neither of the Trustee nor the Conversion Agent shall have any duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but each may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 10.09 hereof. Neither of the Trustee nor the Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and none of them shall be responsible for the failure by the Company to comply with any provisions of this Article X.

Neither of the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but each of them may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, an Opinion of Counsel and the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Section 10.13	RIGHTS DISTRIBUTIONS PURSUANT TO STOCKHOLDERS’ RIGHTS PLANS.

Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in the Rights Agreement (whether or not the rights have been separated from the Common Stock prior to the time of conversion), but only to the extent such Holder is to receive shares of Common Stock upon such conversion. In the event that the Company implements a shareholders’ rights plan after the date hereof or amends, supplements or supersedes the Rights Agreement, the Company shall provide that the Holders will receive, upon conversion of their Securities, in addition to the consideration otherwise payable hereunder upon such conversion, the rights described therein (whether or not the rights have been separated from the Common Stock prior to the time of conversion), but only to the extent such Holder will receive shares of Common Stock upon such conversion.

Section 10.14	INCREASED CONVERSION RATE APPLICABLE TO CERTAIN NOTES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.

(A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.14(D)) and ends on, and includes, the date that is thirty (30) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if either:

(i) such Make-Whole Fundamental Change constitutes a Public Acquirer Fundamental Change with respect to which the Company shall have duly made, and given full effect to, an election, pursuant to and in accordance with Section 10.14(E), to make an Acquirer Stock Conversion Right Adjustment; or

(ii) such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “Make-Whole Consideration.”

The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the later of (1) the date such Holder surrenders such Security for such conversion and (2) the third (3rd) Business Day after the Effective Date of the applicable Make-Whole Fundamental Change.

(B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
Applicable Price	August 1, 2006	August 1, 2007	August 1, 2008	August 1, 2009	August 1, 2010	August 1, 2011
$46.54	6.50	6.72	6.60	6.42	6.20	0.00
$50.00	5.70	5.86	5.68	5.42	5.06	0.00
$55.00	4.77	4.85	4.62	4.29	3.78	0.00
$60.00	4.03	4.07	3.81	3.43	2.83	0.00
$65.00	3.44	3.45	3.17	2.77	2.13	0.00
$70.00	2.97	2.95	2.67	2.26	1.61	0.00
$75.00	2.58	2.55	2.26	1.86	1.23	0.00
$80.00	2.26	2.22	1.93	1.54	0.96	0.00
$85.00	1.99	1.94	1.67	1.29	0.75	0.00
$90.00	1.76	1.71	1.45	1.09	0.60	0.00
$95.00	1.57	1.51	1.27	0.93	0.48	0.00
$100.00	1.40	1.35	1.11	0.80	0.40	0.00
$110.00	1.13	1.09	0.88	0.61	0.29	0.00
$120.00	0.93	0.89	0.70	0.48	0.22	0.00
$130.00	0.77	0.74	0.58	0.38	0.18	0.00
$140.00	0.65	0.62	0.48	0.32	0.15	0.00
$150.00	0.55	0.53	0.40	0.27	0.13	0.00
$160.00	0.46	0.45	0.34	0.23	0.12	0.00
$170.00	0.40	0.39	0.30	0.20	0.11	0.00
$180.00	0.34	0.34	0.26	0.17	0.10	0.00
$190.00	0.30	0.30	0.22	0.15	0.09	0.00
$200.00	0.26	0.26	0.20	0.14	0.08	0.00

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-

Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $200.00 per share (subject to adjustment as provided in Section 10.14(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $46.54 per share (subject to adjustment as provided in Section 10.14(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate;

(iv) each Applicable Increase amount set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 10.01 through Section 10.13; and

(v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.14 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 21.4869 shares per $1,000 principal amount (the “BCF Make-Whole Cap”); provided, however, that the BCF Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article X.

(C) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(D) At least thirty (30) calendar days before the first anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 14.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state (i) that the Company either (a) has elected, in accordance with Section 10.14(E), to make an Acquirer Stock Conversion Right Adjustment with respect to such Make-Whole Fundamental Change in lieu of increasing the Conversion Rate pursuant to Section 10.14(A) or (b) has elected not to make an Acquirer Stock Conversion Right Adjustment with respect to such Make-Whole Fundamental Change; and (ii) if the Company has elected not to make such Acquirer Stock Conversion Right Adjustment with respect to such Make-Whole Fundamental Change, that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail, in accordance with Section 14.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(E) Notwithstanding anything to the contrary in this Section 10.14, if the Company shall make any mailing, announcement or publication referred to in Section 10.14(D) in respect of a Make-Whole Fundamental Change that shall also constitute a Public Acquirer Fundamental Change, then the Company shall have the right to, in lieu of increasing the Conversion Rate pursuant to Section 10.14(A) in connection with such Make-Whole Fundamental Change, cause the right to convert the Securities in accordance with this Article X to change such that, from and after the effective time of such Public Acquirer Fundamental Change, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article X) solely into shares of the Public Acquirer Common Stock applicable to such Public Acquirer Fundamental Change (except that, at and after such effective time, the Principal Return payable hereunder upon conversion of such Security shall continue to be payable in cash, the Daily Conversion Value and Daily Net Shares shall be calculated by reference to the Closing Sale Price per share of such Public Acquirer Common Stock as opposed to the Closing Sale Price per share of the Common Stock and the Daily Share Amount shall be payable, at the Company’s option, in cash, Public Acquirer Common Stock (instead of Common Stock), or a combination thereof pursuant to the procedures set forth in Section 10.02(H)), at an initial Conversion Rate (which shall take effect at such effective time, but which shall thereafter be subject to adjustment in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article X) equal to the Conversion Rate in effect immediately before such effective time multiplied by a fraction whose numerator is the fair market value (as determined in good faith by the Board of Directors, which determination shall be described in a Board Resolution), as of such effective time, of the cash, securities and other property paid or payable pursuant to such Public Acquirer Fundamental Change per share of Common Stock and whose denominator is the average of the last reported sale prices per share of such Public Acquirer Common Stock for the five (5) consecutive trading days commencing on, and including, the trading day immediately after the effective date of such Public Acquirer Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any event that, assuming such Public Acquirer Common Stock were Common Stock, would require, pursuant hereto, an adjustment to the Conversion Rate to become effective, or any such event whose Ex Date occurs, at any time during such five (5) consecutive trading days. Any such change in the right to convert the Securities in accordance with this Section 10.14(E) is herein referred to as an “Acquirer Stock Conversion Right Adjustment.”

If the Company shall have elected, in accordance with this Section 10.14(E), to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change, then:

(i) the Company shall cause there to be executed and delivered to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee, which supplemental indenture shall (a) give due effect to such election in accordance with this Section 10.14(E), including, without limitation, evidencing a binding and enforceable obligation of the issuer of the applicable Public Acquirer Common Stock to satisfy the right of Holders to convert Securities in accordance with this Article X and this Section 10.14(E); (b) be executed by, without limitation, such issuer; (c) contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine (which determination shall be described in a Board Resolution); and (d) be in full force and effect no later than the effective time of such Public Acquirer Fundamental Change;

(ii) the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons for such supplemental indenture, the nature of the change in the conversion right pursuant to such Acquirer Stock Conversion Right Adjustment and the Conversion Rate as adjusted therefor;

(iii) the provisions of Section 10.11 shall not apply to such Public Acquirer Fundamental Change, provided such Public Acquirer Fundamental Change shall have been duly given effect in accordance with this Section 10.14(E); and

(iv) such election shall be irrevocable with respect to such Public Acquirer Fundamental Change and shall be deemed to have been made at the time the Company shall, with respect to such Public Acquirer Fundamental Change, mail the first notice, or make the first public announcement or publication, whichever shall occur earlier, referred to in Section 10.14(D) (it being understood that the Company shall discharge its obligations hereunder in good faith in determining whether an announced transaction and a completed transaction are deemed, for purposes of this clause (iv), to be the same Public Acquirer Fundamental Change despite differences in the announced terms and the terms as such transaction was consummated); provided, however, that the Company shall not be obligated to give effect to such an election with respect to a Public Acquirer Fundamental Change that has been announced by the Company but that shall not be consummated.

For avoidance of doubt, any change in the right of Holders, made pursuant to this Section 10.14(E), to convert Securities shall apply to all Holders.

(F) For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article IV with respect to a Public Acquirer Fundamental Change or Make-Whole Fundamental Change.

(G) Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.05 in respect of a Make-Whole Fundamental Change or a Public Acquirer Fundamental Change.

ARTICLE XI.

SUBORDINATION

Section 11.01	SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS

The Company covenants and agrees, and the Trustee and each holder of the Securities by the acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article XI; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on (and other obligations, if any, with respect to) the Securities by the Company shall, to the extent and in the manner set forth in this Article XI, be subordinated and junior in right of payment to the prior payment in full in cash of all obligations arising under Senior Indebtedness. The Securities shall be contractually equal in right of payment to the Company’s other existing and future senior subordinated indebtedness, including the Company’s 7.75% Convertible Senior Subordinated Notes due 2012.

Section 11.02	NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

(A) No direct or indirect payment (other than in Junior Securities) by or on behalf of the Company of principal of, premium, if any, or interest on (and other obligations, if any, with respect to) the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to a Purchase at Holder’s Option, Redemption, Repurchase Upon a Fundamental Change or otherwise, will be made, if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated by the holder or holders of such Designated Senior Indebtedness or may be accelerated by the holder or holders of such Designated Senior Indebtedness with the giving of notice or the passage of time or both, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”) from the holder or holders of such

Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived in writing or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash (or such payment shall be duly provided for in a manner satisfactory to holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash or the benefits of these provisions have been waived in writing by the holders of such Designated Senior Indebtedness, no direct or indirect payment (other than in Junior Securities) will be made by or on behalf of the Company of principal of, premium, if any, or interest on (and other obligations, if any, with respect to) the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to a Purchase at Holder’s Option, Redemption, Repurchase Upon a Fundamental Change or otherwise to such holders during a period (a “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice by the Trustee and ending 179 days thereafter. The Trustee shall deliver a copy of the Payment Blockage Notice to the Company promptly upon receipt thereof.

Notwithstanding anything in the subordination provisions of this Indenture or the Securities to the contrary, (1) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (2) not more than one Payment Blockage Period may exist with respect to the Securities during any period of 360 consecutive calendar days. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice (whether or not such event is with respect to the same issue of Designated Senior Indebtedness) may be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive calendar days.

(B) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder at a time when such payment is prohibited by Section 11.02(A), such payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Designated Senior Indebtedness may have been issued or incurred, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

Section 11.03	PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

(A) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to the creditors of the Company upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings relating to the Company, any assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all obligations due in respect of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed), or have provision made for such payment in a manner acceptable to holders of such Senior Indebtedness, before the holders of the Securities or the Trustee on behalf of such holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on (and other obligations, if any, with respect to) the Securities, or any payment by the Company to acquire any of the Securities for cash, property or securities, or any distribution by the Company with respect to the Securities of any cash, property or securities (in each case, other than payments in Junior Securities).

(B) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (in each case, other than Junior Securities), shall be received by the Trustee or any Paying Agent or any holder of Securities at a time when such payment or distribution is prohibited by Section 11.02(A) and before all obligations in respect of Senior Indebtedness are paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

The consolidation of the Company with, or the merger of the Company with or into, another corporation or limited liability company or the liquidation or dissolution of the Company following the sale, conveyance, transfer or lease of the Company’s and its subsidiaries’ property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Article XI if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article V.

Section 11.04	SUBROGATION.

Upon the payment in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash of all Senior Indebtedness, the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, cash equivalents, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full in cash or the Securities are no longer outstanding; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, cash equivalents, property or securities to which the holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article XI, and no payment over pursuant to the provisions of this Article XI to the holders of Senior Indebtedness by holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

If any payment or distribution to which the holders of the Securities would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness (or to duly provide for such payment in a manner satisfactory to the holders of Senior Indebtedness) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash.

Section 11.05	OBLIGATIONS OF COMPANY UNCONDITIONAL.

Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of, premium on and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of the Senior Indebtedness in respect of cash, cash equivalents, property or securities of the Company received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article XI shall restrict the right of the Trustee or the holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash (including Post-Petition Interest), or have provision made for such payment in a manner satisfactory to the holders of such Senior Indebtedness, before the holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of, premium and interest on (and other obligations, if any, with respect to) the Securities.

Section 11.06	NOTICE TO TRUSTEE.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XI. Unless the Trustee has failed to give notice of its change of address pursuant to Section 14.02 hereof, the Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee subject to the provisions of Article VII, shall be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 4.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 11.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 11.03 or from any holder under Section 11.02(B). The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or agent or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or agent or representative on behalf of any such holder. A holder of Senior Indebtedness and any trustee, agent or other representative on behalf of such holder shall be entitled to deliver all notices required by this Section 11.06 or otherwise pursuant to this Article XI to the address of the Trustee set forth herein unless such holder or the trustee, agent or representative of such holder shall have received actual written notice of a change of address of the Trustee.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.07	TRUSTEE’S RELATION TO SENIOR INDEBTEDNESS.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article XI with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 11.02(B) and 11.03(B)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise.

Section 11.08	SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article XI are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Section 11.09	HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.

Each holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

Section 11.10	THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

The failure to make a payment on account of principal of, or premium, if any, or interest on the Securities by reason of any provision of this Article XI shall not be construed as preventing the occurrence of an Event of Default specified in clause (i) or (ii) of Section 6.01.

Section 11.11	TRUSTEE’S COMPENSATION AND RIGHTS TO INDEMNIFICATION NOT PREJUDICED.

Nothing in this Article XI shall apply to amounts due to the Trustee, or its rights to indemnification, pursuant to other sections in this Indenture.

Section 11.12	NO WAIVER OF SUBORDINATION PROVISIONS.

Without in any way limiting the generality of Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article XI or the obligations hereunder of the holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, alter or amend, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 11.13	SUBORDINATION PROVISIONS NOT APPLICABLE TO MONEY HELD IN TRUST FOR HOLDERS; PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

All funds deposited in trust with the Paying Agent pursuant to and in accordance with Article XI when permitted pursuant to Article XI shall be for the sole benefit of the holders and shall not be subject to this Article XI.

Nothing contained in this Article XI or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in this Article XI, from making payments of principal of, premium, if any, and interest on the Securities or from depositing with the Paying Agent any moneys for such payments or from effecting a termination of the Company’s obligations under the Securities and this Indenture as provided in Article VIII, or (ii) the application by the Trustee of any moneys deposited with it or any Paying Agent for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 11.02(B) or in Section 11.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

Section 11.14	ACCELERATION OF SECURITIES.

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.

Section 11.15	CERTAIN CONVERSIONS AND REPURCHASES NOT DEEMED PAYMENT.

For the purposes of this Article XI only, the issuance and delivery of Junior Securities, if any, upon conversion of Securities in accordance with, and the payment, issuance or delivery of cash, property or securities upon conversion of a Security as a result of any transaction pursuant to, Section 10.01 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Securities or on account of the purchase or other acquisition of Securities. For the purposes of this Article XI, the term “Junior Securities” means (a) Common Stock of the Company, or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to at least the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XI. Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Securityholders, the right, which is absolute and unconditional, of the holder of any Security to convert such Security in accordance with Section 10.01.

ARTICLE XII.

GUARANTEES

Section 12.01	UNCONDITIONAL GUARANTEE.

By its execution of a supplemental indenture substantially in the form included in Exhibit D hereto, each Guarantor shall acknowledge and agree that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a “Guarantee”) to each holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity regularity, or enforceability of this Indenture, the Securities or the obligations of the Company hereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Securityholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guarantee.

If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guarantee.

Section 12.02	SEVERABILITY.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.03	DISCHARGE; REINSTATEMENT.

(A) Subject to Section 4.12 and Section 12.03(B), the Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture have been paid in full. Subject to Section 4.12 and Section 12.03(B), if at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

(B) A Guarantor shall be automatically and unconditionally released and discharged of its Guarantee and its obligations in respect of this Indenture and the Securities without any action required on the part of the Trustee or any Holder of Securities (i) subject to compliance with Section 12.08 upon any sale or other disposition of that Guarantor or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation or any sale of all of the capital stock of that Guarantor) to a Person that is not the Company or a Subsidiary of the Company; and (ii) at such time as such Guarantor’s guarantee of such other senior subordinated Indebtedness is released or discharged, or, at the Company’s option, if the Guarantor is not a guarantor of such other senior subordinated Indebtedness.

Section 12.04	LIMITATION OF GUARANTORS’ LIABILITY.

Each Guarantor, and by its acceptance hereof and of the Securities, each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or other applicable law. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited in amount to the lesser of (a) the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Senior Indebtedness incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 12.05, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance and (b) the maximum amount as will not render the Guarantee an improper corporate distribution by such Guarantor under applicable state laws.

Section 12.05	CONTRIBUTION.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with the United States generally accepted accounting principles, subject to Section 12.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Guarantor’s obligations with respect to the Guarantee.

Section 12.06	EXECUTION OF GUARANTEE.

To evidence its Guarantee set forth in Section 12.01, each of the Guarantors agrees that a notation of its Guarantee substantially in the form included in Exhibit E hereto shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor. Each of the Guarantors agree that its Guarantee set forth in this Article XII shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of its Guarantee. If an Officer whose facsimile signature is on a Security or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. The delivery of any Security by the Trustee after authentication constitutes due delivery of such Guarantee set forth in the Indenture on behalf of such Guarantor.

Section 12.07	SUBORDINATION OF SUBROGATION AND OTHER RIGHTS.

Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor’s obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

Section 12.08	CONSOLIDATION, MERGER OR SALE OF ASSETS BY A GUARANTOR.

(A) A Guarantor may not sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving person), another person unless:

(i) immediately after giving effect to that transaction, no Event of Default exists; and

(ii) the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor pursuant to a supplemental indenture reasonably satisfactory to the Trustee.

(B) In case of any such transaction described in and complying with the conditions listed in Section 12.08(A) in which the Guarantor is not the surviving person and upon the assumption by the surviving person of all the obligations of such Guarantor under its Guarantee, this Indenture, pursuant to a supplemental indenture executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, such surviving person shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor and the Guarantor shall be discharged from its obligations under this Indenture and the Securities.

Section 12.09	GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS.

Each Guarantor covenants and agrees, and the Trustee and each Securityholder by the acceptance thereof likewise covenant and agree, that the Guarantee of such Guarantor shall be issued subject to the provisions of this Article XII; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on (and other obligations, if any, with respect to) the Securities pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article XII, be subordinated and junior in right of payment to the prior payment in full in cash of all obligations arising under Senior Indebtedness of such Guarantor. The Guarantee shall be contractually equal in right of payment to such Guarantor’s other existing and future senior subordinated indebtedness.

Section 12.10	PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

(A) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities to the creditors of such Guarantor, upon any dissolution or winding-up or total liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other similar proceedings relating to such Guarantor, any assignment for the benefit of creditors or any marshalling of such Guarantor’s assets and liabilities, the holders of Senior Indebtedness of such Guarantor shall be entitled to receive in full in cash of all obligations due in respect of such Senior Indebtedness of such Guarantor (including interest accruing after, or which would accrue but for the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed), or have provision made for such payment in a manner acceptable to holders of such Senior Indebtedness of such Guarantor, before the holders of the Securities or the Trustee on behalf of such holders shall be entitled to receive any payment by the Guarantor of the principal of, premium, if any, or interest on (and other obligations, if any, with respect to) the Securities pursuant to such Guarantor’s Guarantee, or any payment by such Guarantor to acquire any of the Securities for cash, property or securities, or any distribution by such Guarantor with respect to the Securities of any cash, property or securities (in each case, other than payments in Junior Securities).

(B) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (in each case, other than Junior Securities), shall be received by the Trustee, any Paying Agent or any Securityholder at a time when such payment or distribution is prohibited by Section 12.10(A) and before all obligations in respect of the Senior Indebtedness of such Guarantor are paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness of such Guarantor) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture or agreement pursuant to which any of such Guarantor Senior Indebtedness may have been issued or incurred, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness of such Guarantor) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash, after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or limited liability company or the liquidation or dissolution of any Guarantor following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation or upon the terms and conditions provided in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.10 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease comply with the conditions stated in Article V.

Section 12.11	SUBROGATION.

Upon the payment in full in cash (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness of such Guarantor) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash, of all Guarantor Senior Indebtedness of a Guarantor, the holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, cash equivalents, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full in cash or the Guarantee is no longer outstanding; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, cash equivalents, property or securities to which the holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article XII and no payment over pursuant to the provisions of this Article XII to the holders of such Guarantor Senior Indebtedness by holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness of each Guarantor, on the other hand.

If any payment or distribution to which the holders of the Securities would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness (or such payment shall be duly provided for in a manner satisfactory to the holders of Senior Indebtedness of such Guarantor) or otherwise to the extent holders of Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash,.

Section 12.12	OBLIGATIONS OF GUARANTORS UNCONDITIONAL.

Subject to Section 12.04, nothing contained in this Article XII or elsewhere in this Indenture or in the Securities or the Guaranties is intended to or shall impair, as among each of the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium on and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of the Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Guarantor Senior Indebtedness in respect of cash, cash equivalents, property or securities of any Guarantor received upon the exercise of any such remedy.

Without limiting the generality of the foregoing, nothing contained in this Article XII shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness of any Guarantor then due and payable shall first be paid in full in cash (including Post-Petition Interest), or have provision made for such payment in a manner satisfactory to the holders of such Senior Indebtedness of such Guarantor, before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of, premium and interest on (and other obligations, if any, with respect to) the Securities pursuant to such Guarantor’s Guarantee.

Section 12.13	NOTICE TO TRUSTEE.

The Company shall give prompt written notice to the Trustee of any fact known to the Company or any Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XII. Unless the Trustee has failed to give notice of its change of address pursuant to Section 14.02 hereof, the Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article VII, shall be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.13 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security) , then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.13 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section 12.10 or from any holder under Section 12.09(B). The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or agent or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee, or agent or representative on behalf of any such holder. A holder of Senior Indebtedness of such Guarantor and any trustee, agent or other representative ob behalf of such holder shall be entitled to deliver all notices required by this Section 12.13 or otherwise pursuant to this Article XII to the address of the Trustee set forth herein unless such holder or the trustee, agent or representative of such holder shall have received actual written notice of a change of address of the Trustee.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.14	RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article XII, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

Section 12.15	TRUSTEE’S RELATION TO GUARANTOR SENIOR INDEBTEDNESS.

The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article XII with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

Section 12.16	SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE GUARANTORS OR HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS.

No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any

Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article XII are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

Section 12.17	HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF GUARANTEE.

Each Holder of Securities by its acceptance of such Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

Section 12.18	THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT.

The failure to make a payment on account of principal of, or premium, if any, or interest on the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of an Event of Default specified in clauses (i) or (ii) of Section 6.01.

Section 12.19	TRUSTEE’S COMPENSATION NOT PREJUDICED.

Nothing in this Article XII shall apply to amounts due to the Trustee, or its right to indemnification, pursuant to other sections in this Indenture.

Section 12.20	NO WAIVER OF GUARANTEE SUBORDINATION PROVISIONS.

Without in any way limiting the generality of Section 12.16 the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, alter or amend, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

Section 12.21	PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

Nothing contained in this Article XII or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.10, from making payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Paying Agent any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it or any Paying Agent for the purpose of making such payments of principal of, premium, if any, and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Sections 12.10(B) or 12.13. The Guarantors shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.

ARTICLE XIII.

TAX TREATMENT

Section 13.01	TAX TREATMENT.

The Company hereby agrees and by purchasing an interest in a Security, each Holder and each Person (including an entity) that acquires a direct or indirect beneficial interest in the Security hereby agrees that such Person shall (except to the extent otherwise required by final administrative or judicial determinations to the contrary):

(A) treat the Securities as indebtedness of the Company for all U.S. federal income tax purposes;

(B) treat the Securities as debt instruments that are subject to Treasury Regulation section 1.1275-4 (the “CPDI Regulations”);

(C) treat the delivery of Common Stock or cash (including cash delivered in lieu of a fractional share) to a Holder of a Security upon conversion, repurchase or redemption of such Security, as a contingent payment (in an amount equal to the sum of the fair market value of such Common Stock and any cash received) under the CPDI Regulations; and

(D) treat accrued interest with respect of the Securities (irrespective of whether or not actually paid) as ordinary income for U.S. federal income tax purposes to the extent required by the CPDI Regulations, and treat any gains realized on sale, exchange, conversion, repurchase or redemption of the Securities as ordinary income for U.S. federal income tax purposes to the extent required by the CPDI Regulations.

Section 13.02	COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

Solely for purposes of applying Treasury Regulation section 1.1275-4 to the Securities:

(A) for U.S. federal income tax purposes, the Company shall accrue interest with respect to outstanding Securities as original issue discount according to the “noncontingent bond method,” as set forth in the CPDI Regulations, using a comparable yield of 7.375%, compounded semiannually, and the projected payment schedule as determined by the Company and as attached as Exhibit C hereto;

(B) the Company shall file with the Trustee promptly at the end of each calendar year (A) a written notice specifying the amount of original issue discount for United States federal income tax purposes accrued on outstanding Securities as of the end of such year and (B) such other specific information relating to such original issue discount that the Company determines to be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment; and

(C) the Company acknowledges and agrees, and each Holder and any beneficial holder of a Security by its purchase of a Security shall be deemed to acknowledge and agree that (A) the comparable yield and projected payment schedule are determined on a basis of an assumption of linear growth of stock price and a constant growth in dividend yield, (B) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying the CPDI Regulations to the Security, (C) the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the future stock price or the actual amounts payable on the Securities, and (D) the Company’s application of the CPDI Regulations, including the Company’s determination of the comparable yield and the projected payment schedule, as attached as Exhibit C hereto, shall be binding on each Holder and any beneficial holder of a Security (except to the extent otherwise required by final administrative or judicial determinations to the contrary).

Section 13.03	TAX WITHHOLDING OBLIGATIONS.

By purchasing an interest in a Security, each Holder and each Person (including an entity) that acquires a direct or indirect beneficial interest in a Security hereby agrees:

(A) that the Company may withhold any tax, to the extent it is required to do so under any law or regulation (whether based on accrued, constructive or cash income), from any payments of cash or shares of Common Stock (including Common Stock to be paid upon conversion) to be made to a Holder or Person holding a direct or indirect beneficial interest in a Security or in shares of Common Stock received upon conversion of a Security; and

(B) that if the Company pays any withholding taxes on behalf of a Holder or Person holding a direct or indirect beneficial interest in a Security, as a result of an adjustment to the Conversion Rate or a failure to make an adjustment to the Conversion Rate, the Company may, in its discretion, reduce any payments to such Holder or Person of cash or shares of Common Stock (including any Common Stock to be paid upon conversion) on the Security by the amounts of any such withholding taxes paid.

ARTICLE XIV.

MISCELLANEOUS

Section 14.01	TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

Section 14.02	NOTICES.

Any notice or communication by the Company or the Trustee to one another shall be deemed to be duly given if made in writing and delivered:

(A) by hand (in which case such notice shall be effective upon delivery);

(B) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(C) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the other party’s address or facsimile number, as applicable, set forth in this Section 14.02. Each of the Company and the Trustee, by notice to the others, may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time. If the Trustee is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee shall also mail a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

Itron, Inc.
2818 North Sullivan Road
Spokane Valley, Washington 99216
Attention:	Chief Financial Officer
Facsimile:	(509) 891-3334
Phone:	(509) 924-9900

The Trustee’s address is:

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
Mail Stop:	NYC60-2710
New York, New York 10005
Attention:	Trust & Securities Services
with a copy to:

Deutsche Bank National Trust Company
Trust & Securities Services
25 DeForest Avenue
Mail Stop:	SUJ01-0105
Summit, New Jersey 07901

Section 14.03	COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.04	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

Section 14.05	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 14.06	RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent and Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 14.07	LEGAL HOLIDAYS.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the additional period of time.

A “Business Day” is a day other than a Legal Holiday.

Section 14.08	DUPLICATE ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 14.09	GOVERNING LAW.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE GUARANTEES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

Section 14.10	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.11	SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.12	SEPARABILITY.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 14.13	TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.14	CALCULATIONS IN RESPECT OF THE SECURITIES.

The Company and its agents shall make all calculations under this Indenture and the Securities (including, without limitation, the Trading Price, the Closing Sale Price, the Current Market Price, the Daily Principal Returns, the Daily Conversion Values, the Daily Net Shares, the Conversion Price and any adjustments to the Conversion Rate pursuant hereto and the amount of interest payable on the Securities) in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, each of the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification. Neither the Trustee nor the Conversion Agent shall have any obligation to calculate or determine or verify the calculation or determination of the Trading Price, the Closing Sale Price, the Current Market Price, the Conversion Rate, the Conversion Price, the Daily Principal Return, the Daily Conversion Values or the Daily Net Shares.

Section 14.15	NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.

None of the Company’s past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

Section 14.16	USA PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity that opens an account. The Company agrees that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ITRON, INC.

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT A

[Face of Security]

ITRON, INC.

Certificate No.

[INSERT GLOBAL SECURITY LEGEND, AND TAX LEGEND, AS REQUIRED]

2.50% Convertible Senior Subordinated Note due 2026

CUSIP No. 465741 AJ 5

Itron, Inc., a Washington corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                  dollars ($     ) on August 1, 2026 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: February 1 and August 1, with the first payment to be made on February 1, 2007.

Record Dates: January 15 and July 15.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, Itron, Inc. has caused this instrument to be duly signed.

ITRON, INC.

By:

Name:

Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Authenticating Agent

BY:	Deutsche Bank National Trust Company

By:

Authorized Signatory

Dated:

[REVERSE OF SECURITY]

ITRON, INC.

2.50% Convertible Senior Subordinated Note due 2026

1. Interest. Itron, Inc., a Washington corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on February 1 and August 1 of each year, with the first payment to be made on February 1, 2007. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, August 4, 2006, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

In addition, if the average Contingent Interest Trading Price of a Security for the five (5) consecutive trading day period (the “Contingent Interest Measurement Period”) immediately preceding the first day of any six (6) month period (each a “Contingent Interest Period”) from and including an interest payment date to but excluding the next interest payment date, commencing with the six (6) month period beginning August 1, 2011, is equal to or greater than one hundred and twenty percent (120%) of the principal amount of such Security, then the Company shall pay contingent interest (“Contingent Interest”) to the Holders.

The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period, if applicable, shall be equal to 0.19% (0.38% per year payable semi-annually) of the average Contingent Interest Trading Price per $1,000 principal amount of the Securities during the Contingent Interest Measurement Period. Contingent Interest shall accrue from the first day of the applicable Contingent Interest Period through, but excluding, the interest payment date at the end of such Contingent Interest Period, and Contingent Interest shall be payable to Holders in the same manner as regular cash interest. Regular cash interest shall continue to accrue at the per annum rate of 2.50% on the principal amount of the Securities whether or not Contingent Interest is paid.

The Company shall instruct the Bid Solicitation Agent to determine the daily Contingent Interest Trading Prices of the Securities during each Contingent Interest Measurement Period during which any Securities are outstanding. Upon determining that the Securities shall begin to accrue Contingent Interest during a Contingent Interest Period, the Company shall, on or before the start of such Contingent Interest Period, publicly announce, through a reputable national newswire service, and publish on the Company’s website, the fact that Contingent Interest has become payable and the amount of such Contingent Interest payable per $1,000 principal amount of Securities.

The “Contingent Interest Trading Price” of a Security on any trading day means the average secondary market bid quotations obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such trading day from three (3) independent nationally recognized securities dealers selected by the Company; provided, however, that if the Bid Solicitation Agent can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used, and if the Bid Solicitation Agent can reasonably obtain only one (1) such bid, then such one (1) bid shall be used; provided further, that if the Bid Solicitation Agent cannot reasonably obtain at least one (1) such bid, then the Contingent Interest Trading Price per $1,000 principal amount of the notes shall be determined by a nationally recognized securities dealer retained by the Company for such purpose.

2. Maturity. The Securities will mature on August 1, 2026.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date; provided, however, that on the Maturity Date, the Company will pay interest on the Securities to the Holder to whom the Company pays the principal amount. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Security is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Security is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the additional period of time.

4. Paying Agent, Registrar, Conversion Agent. Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of August 4, 2006 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior subordinate obligations of the Company limited to $300,000,000 aggregate principal amount ($345,000,000 if the Underwriters have elected to exercise in full the Option to purchase up to an additional $45,000,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. Optional Redemption. The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after August 1, 2011, to redeem all or any part of the Securities at a price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, provided, however, that in no event shall any Redemption Date be a Legal Holiday; provided, further, that if such Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase shall receive only the Redemption Price and shall not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date. The Company will make at least ten (10) semi-annual interest payments with respect to the Securities prior to redeeming any Securities pursuant to this paragraph.

7. Notice of Redemption. Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. Purchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Securities held by such Holder on August 1, 2011, August 1, 2016 and August 1, 2021 (each, an “Option Purchase Date”) at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, however, that that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding such Option Purchase Date and the Holder surrendering such Security for purchase shall receive only the Option Purchase Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

9. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase shall receive only the Fundamental Change Repurchase Price and shall not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

10. Conversion.

Conversion Based on Closing Sale Price of Common Stock. Subject to earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into cash or, at the Company’s option, cash and shares of Common Stock on any Business Day of a calendar quarter after the calendar quarter ending September 30, 2006, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty percent (120%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this paragraph, the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this paragraph to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

Conversion Upon Satisfaction of Trading Price Condition. Subject to earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into cash or, at the Company’s option, cash and shares of Common Stock during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety eight percent (98%) of the average Conversion Value (as defined below) during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety eight percent (98%) of the Conversion Value. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to Section 3.01 of the Indenture and paragraph 6 may be surrendered in integral multiples of $1,000 principal amount for conversion into cash or, at the Company option, cash and shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the Business Day immediately preceding the Redemption Date.

Conversion Upon Certain Distributions. Subject to earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, if the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(b), 10.05(c), 10.05(d) or 10.05(e) of the Indenture, the Securities may be surrendered for conversion in integral multiples of $1,000 principal amount into cash, or at the Company’s option, cash and shares of Common Stock beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 of the Indenture (or, if earlier, the date the Company is required under the Indenture to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in Section 10.05(g) of the Indenture) of the applicable transaction or until the Company announces that such transaction will not take place.

Conversion Upon Occurrence of Certain Corporate Transactions. Subject to earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, if either:

(i) a Fundamental Change or a Make-Whole Fundamental Change occurs; or

(ii) the Company is a party to a consolidation, merger or binding share exchange, sale of all or substantially all of the Company’s properties and assets or other similar transaction, in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such Fundamental Change, consolidation, merger or binding share exchange (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.01(C) of the Indenture) and ends on, and includes, the date that is thirty (30) calendar days after the actual effective date of such Fundamental Change, consolidation, merger or binding share exchange; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion into cash, or, at the Company’s option, cash and shares of Common Stock at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion into cash or, at the Company’s option, cash and shares of Common Stock at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

Conversion on or after August 1, 2024 and at any time from July 1, 2011 to August 1, 2011. Subject to earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time on or after August 1, 2024 and at any time from, and including, July 1, 2011 to, and including, August 1, 2011.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and as described below and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash and, if applicable, shares of Common Stock payable upon conversion in accordance with Article X of the Indenture.

The initial Conversion Rate is 15.3478 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $65.16 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver cash in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest or Contingent Interest on the Securities will be made. If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive (other than overdue interest, if any, that has accrued on such Security), unless such Security has been called for Redemption as described in the Indenture.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.14 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if either (i) such Make-Whole Fundamental Change constitutes a Public Acquirer Fundamental with respect to which the Company shall have duly made, and given full effect to, an election, pursuant to and in accordance with Section 10.14(E) of the Indenture, to make an Acquirer Stock Conversion Right Adjustment; or (ii) such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

11. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business twenty (20) days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of twenty (20) days before selecting, pursuant to Section 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered pursuant to Section 3.08 or 3.09, and not withdrawn, in accordance with the Indenture, except, in the case of a partial redemption, purchase or repurchase, that portion of Securities not being redeemed or repurchased.

12. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

13. Merger or Consolidation. Except as provided in the Indenture, the Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Section 10.11 of the Indenture and, in accordance with Section 10.14(E) of the Indenture, to give effect to an election, pursuant to such Section 10.14(E), by the Company to make an Acquirer Stock Conversion Right Adjustment with respect to a Public Acquirer Fundamental Change; (ii) to make adjustments in accordance with the

Indenture to the right to convert the Securities upon certain reclassifications or changes in the Common Stock and certain consolidation mergers and binding share exchanges upon the sale, transfer, lease, conveyance or other deposition of all or substantially all the Company’s property or assets; (iii) to secure the obligations of the Company in respect of the Securities; (iv) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; (v) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture; (vi) to evidence the assumption of the Company’s or any Guarantor’s Obligations under the Indenture, the Securities or any Guarantees, as the case may be, by a successor upon the Company’s or any Guarantor’s consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s or any Guarantor’s property or assets in accordance with the Indenture; and (vii) to evidence the release of any Guarantor permitted to be released under the terms of the Indenture or to evidence the addition of any new Guarantor. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

15. Defaults and Remedies.

If an Event of Default (excluding an Event of Default specified in Section 6.01(ix) or (x) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(ix) or (x) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest (including, without limitation, any Contingent Interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(ix) or (x) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(ix) or (x) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest (including, without limitation, any Contingent Interest) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest (including, without limitation, Contingent Interest) that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 of the Indenture have been paid.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

16. Subordination. The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, contractually subordinated in right of payment or satisfaction to the prior payment or satisfaction in full in cash of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as his attorney-in-fact for such purpose.

17. Guarantee. This Security is unconditionally guaranteed on an unsecured senior subordinated basis by any subsidiary that executes a Guarantee in accordance with the terms of the Indenture.

18. Trustee’s and Dealings with the Company. The Trustee and each banking institution, if any, serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

19. No Recourse Against Others. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

21. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECURITY, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Itron, Inc.

2818 North Sullivan Road

Spokane Valley, Washington 99216

Attention: Chief Financial Officer

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as name appears on the other side of this Section)

Signatures guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agent Medallion Program or in such other guarantee program acceptable to the Trustee).

PURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box: ☐

If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.08 or Section 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as name(s) appear(s) on the other side of this Section)

Signatures guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agent Medallion Program or in such other guarantee program acceptable to the Trustee).

EXHIBIT B-1

GLOBAL SECURITY LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT B-2

TAX LEGEND

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON REQUEST OF THE HOLDER OF THIS NOTE, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, (I) THE ISSUE PRICE OF THE NOTE, (II) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE NOTE, (IV) THE COMPARABLE YIELD OF THE NOTE, AND (V) THE PROJECTED PAYMENT SCHEDULE OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT ITRON, INC., ATTN: INVESTOR RELATIONS DEPARTMENT, 2818 N. SULLIVAN ROAD, SPOKANE VALLEY, WA 99216

EXHIBIT C

Projected Payment Schedule

Six Month Period Ending	“Projected Interest Payment per $1,000 Principal Amount at Maturity of Notes”
February 1, 2007	$12.29
August 1, 2007	$12.50
February 1, 2008	$12.50
August 1, 2008	$12.50
February 1, 2009	$12.50
August 1, 2009	$12.50
February 1, 2010	$12.50
August 1, 2010	$12.50
February 1, 2011	$12.50
August 1, 2011	$12.50
February 1, 2012	$12.50
August 1, 2012	$12.50
February 1, 2013	$12.50
August 1, 2013	$12.50
February 1, 2014	$12.50
August 1, 2014	$14.83
February 1, 2015	$14.91
August 1, 2015	$15.00
February 1, 2016	$15.09
August 1, 2016	$15.19
February 1, 2017	$15.29
August 1, 2017	$15.39
February 1, 2018	$15.50
August 1, 2018	$15.61
February 1, 2019	$15.72
August 1, 2019	$15.84
February 1, 2020	$15.96
August 1, 2020	$16.09
February 1, 2021	$16.22
August 1, 2021	$16.35
February 1, 2022	$16.50
August 1, 2022	$16.64
February 1, 2023	$16.79
August 1, 2023	$16.95
February 1, 2024	$17.12
August 1, 2024	$17.28
February 1, 2025	$17.46
August 1, 2025	$17.64
February 1, 2026	$17.83
August 1, 2026	$3,033.04

Comparable Yield is 7.375%

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of             , among             (the “Guaranteeing Subsidiary”), a subsidiary of Itron, Inc., a Washington corporation (the “Company”), the Company, and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 4, 2006, providing for the issuance by the Company of 2.50 % Convertible Senior Subordinated Notes due 2026 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any Subsidiary formed or acquired after the Issue Date which guarantees any senior subordinated Indebtedness of the Company (including the Company’s 7.75% Senior Subordinated Notes due 2012) shall unconditionally guarantee all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Obligations of the Company under the Securities and the Indenture, (a) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly subordinated, as set forth in Sections 12.09 to 12.21 of the Indenture and reference is hereby made to such Sections for the precise terms of such subordination.

No past, present or future director, officer, employee, shareholder of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Guarantee, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Guarantee.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company’s Obligations under the Securities and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

The obligations of the Guaranteeing Subsidiary under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law or an improper corporate distribution under applicable state law.

THE TERMS OF ARTICLES XI AND XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Issuers and the Guaranteeing Subsidiary, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ITRON, INC.

By:

Name:

Title:

[GUARANTEEING SUBSIDIARY]

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsch Bank National Trust Company

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT E

FORM OF GUARANTEE

GUARANTEE

For good and valuable consideration received from the Company (as defined below) by the undersigned (hereinafter referred to as the “Guarantors,” which term includes any successors or assigns under the Indenture, dated August 4, 2006, between the Company (as defined below) and Deutsche Bank Trust Company Americas, as trustee, (the “Indenture”)), the undersigned have irrevocably and unconditionally guaranteed the Obligations of Itron, Inc., a Washington corporation (the “Company”), under the 2.50% Convertible Senior Subordinated Notes due 2026 (the “Securities”) and the Indenture, (a) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly subordinated, to the extent applicable, to Indebtedness outstanding under the Credit Agreement, as set forth in Sections 12.09 to 12.21 of the Indenture and reference is hereby made to such Section for the precise terms of such subordination.

No past, present or future director, officer, employee, shareholder of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Guarantee, each Holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Guarantee.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Securities and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law or an improper corporate distribution under applicable state law.

THE TERMS OF ARTICLES XI AND XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE, INCLUDING WITHOUT LIMITATION, SECTIONS

E-1

5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

The parties may sign any number of copies of this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[signature page follows]

E-2

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

[NAME OF GUARANTOR]

By:

Name:
Title:

E-3